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                                                                      Exhibit 21

                        SUBSIDIARIES OF THE REGISTRANT


Subsidiaries of the Registrant:                          State of Incorporation:

C-COR/Comlux, Inc.                                       Pennsylvania

Broadband Management Solutions, LLC                      Delaware

Broadband Capital Corporation                            Delaware

Broadband Royalty Corporation                            Delaware

Worldbridge Broadband Services, Inc.                     Delaware

Convergence.com Corporation                              Georgia

Convergence Systems, Inc.                                Georgia

Silicon Valley Communications, Inc.                      California

MobileForce Technologies, Inc.                           Delaware

MobileForce Technologies GmbH                            Foreign (Europe)

C-COR Electronics Foreign Sales Corporation              St. Thomas, V.I.

C-COR Europe, B.V.                                       Foreign (Europe)

C-COR Europe Holding B.V.                                Foreign (Europe)

C-COR Electronics Canada, Inc.                           Foreign (Canada)

C COR de Mexico, S.A. de C.V.                            Foreign (Mexico)